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                                                                     EXHIBIT 4.9

                          COMPASS AEROSPACE CORPORATION
                        AND ITS UNDERSIGNED SUBSIDIARIES
                                 1501 Hughes Way
                                    Suite 400
                              Long Beach, CA 90810



                                                     Dated as of August 30, 2000


Fleet National Bank (f/k/a BankBoston, N.A.), as Agent, and the Lenders referred to in the Credit
  Agreement (as defined below)
100 Federal Street
Boston, Massachusetts 02110


           Re: LIMITED WAIVER AND AMENDMENT NO. 4 TO CREDIT AGREEMENT

Ladies and Gentlemen:

         We refer to the Amended and Restated Credit Agreement, dated as of November 20, 1998, as amended and restated as of February 11, 1999, as amended as of June 7, 1999, as amended as of July 30, 1999, and as further amended as of March 30, 2000 (as so amended and in effect on the date hereof, the "CREDIT AGREEMENT"), among (a) Compass Aerospace Corporation (the "BORROWER"), (b) Compass Aerospace Limited (the "UK BORROWER"), (c) Aeromil Engineering Company ("AEROMIL"), (d) Western Methods Machinery Corporation ("WESTERN METHODS"), (e) Barnes Machine Incorporated ("BARNES"), (f) Brittain Machine, Inc. ("BRITTAIN"),
(g) Wichita Manufacturing, Inc. ("WICHITA"), (h) Sea-lect Products, Inc. ("SEA-LECT") (the successor by merger to Modern Manufacturing, Inc.), (i) Pacific Hills Manufacturing Co. (formerly known as Lamsco West, Inc.) ("PACIFIC HILLS," and together with Aeromil, Western Methods, Barnes, Brittain, Wichita and Sea-lect, collectively, the "GUARANTORS"), (j) Fleet National Bank ("FLEET") and the other lending institutions listed on SCHEDULE 1 thereto as Lenders (the "LENDERS"), (k) Fleet, as Issuing Bank and as Agent, (l) Royal Bank of Canada, as Syndication Agent, (m) General Electric Capital Corporation, as Documentation Agent, and (n) Bank of America, N.A. (f/k/a NationsBank, N.A.), as Co-Agent. Capitalized terms used but not defined in this Agreement (this "AGREEMENT") have the same meanings herein as in the Credit Agreement, as amended hereby.

         The Borrower has requested, and the Required Lenders and the Agent have agreed to (i) a limited waiver with respect to the Specified Defaults (as defined below in Section 5(a)), and (ii) amend certain terms and conditions of the Credit Agreement, including a reduction of the Revolving Loan Commitment. The undersigned Required Lenders and the Agent have advised the Borrower that they

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are prepared to grant such limited waiver and to agree to such amendments, on the terms, subject to the conditions, and in reliance on the representations contained herein.

         SECTION 1. LIMITED WAIVER OF SPECIFIED DEFAULTS. Subject to the Borrower's compliance with the covenants contained in Section 4 below, the accuracy of the representations and warranties contained in Section 5 below and the satisfaction of the conditions precedent set forth in Section 6 below, the undersigned Required Lenders and the Agent hereby waive:

                  (y) during the Waiver Period (as defined below in Section 3(a)(ii)) the Specified Defaults (except for the Default or Event of Default referred to in Section 2 below in connection with certain interest payments made under the Trim Seller Notes), and

                  (z) the application of the default rate of interest provisions of Section 2.8(e) of the Credit Agreement for the period from the date of the occurrence of the first of the Specified Defaults through to the Effective Date (as defined below in Section 6);

PROVIDED, that such waiver shall not apply to any other provision of the Credit Agreement, shall be limited precisely as written and shall only be effective during the Waiver Period, and from and after the end of the Waiver Period the Specified Defaults, if not theretofore permanently waived by the Required Lenders and the Agent in accordance with the terms of the Credit Agreement, shall be Defaults and Events of Default for all purposes of the Credit Agreement and the other Loan Documents. The Required Lenders and the Agent expressly reserve all rights and remedies available to them (i) after the end of the Waiver Period as a result of the occurrence of the Specified Defaults and (ii) as a result of any Defaults or Events of Default other than the Specified Defaults. Each of the Borrowers and the other Transaction Parties expressly acknowledges and agrees that upon the expiration of the Waiver Period, the Agent and the Lenders shall have available to them, and be entitled to exercise, all of the rights and remedies accorded under the Credit Agreement and the other Loan Documents with respect to the Specified Defaults and any other Default or Event of Default.

         SECTION 2. WAIVER RESPECTING PINSON PAYMENT. Subject to satisfaction of the conditions set forth in Section 6 below, each of the undersigned Required Lenders and the Agent hereby waives any Default or Event of Default under
Section 14.1(c) that has occurred and is continuing as a result of the interest payments, due July 31, 2000 in the aggregate amount of (pound)76,000 that were made by the Borrower and/or the UK Borrower under the Trim Seller Notes in violation of Section 10.4(b)(i) of the Credit Agreement.

         SECTION 3. AMENDMENT OF CREDIT AGREEMENT. Subject to satisfaction of the conditions set forth in Section 6 below, each of the undersigned Transaction Parties, the Agent and the undersigned Required Lenders agrees to amend the Credit


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Agreement as set forth below. Each of the following amendments shall be effective as of the Effective Date:

                  (a) DEFINITIONS. Section 1.1 of the Credit Agreement is hereby amended as set forth below:

                      (i) Section 1.1 of the Credit Agreement is amended by
                  amending and restating in their entirety each of the following defined terms as follows:

                          "LOAN DOCUMENTS. This Agreement, the Notes, the
                      Security Documents, the Commitment Letter, the Fee Letter, the Amendment Agreement, Amendment No. 1 to Credit Agreement, Amendment No. 2 to Credit Agreement, Amendment No. 3 to Credit Agreement, Amendment No. 4 to Credit Agreement and any Rate Protection Agreement between the Borrower and any Lender.

                          TOTAL REVOLVING CREDIT COMMITMENT. The sum of the
                      Revolving Credit Commitments of the Lenders, as in effect from time to time. The Total Revolving Credit Commitment was $25,000,000 as of the Restatement Effective Date, and was reduced to $9,387,000 as of the Amendment No. 4 Effective Date."

                      (ii) Section 1.1 of the Credit Agreement is further
                  amended by inserting the following new defined terms in the appropriate alphabetical sequence in such Section:

                          "AMENDMENT NO. 4 EFFECTIVE DATE. The date on which all
                      of the conditions to the effectiveness of Amendment No. 4 to Credit Agreement are satisfied and Amendment No. 4 to Credit Agreement becomes effective.

                          AMENDMENT NO. 4 TO CREDIT AGREEMENT. Limited Waiver
                      and Amendment No. 4 to Credit Agreement, dated as of August 30, 2000, among the Transaction Parties, the Required Lenders and the Agent.

                          PACIFIC HILLS. Pacific Hills Manufacturing Co.
                      (formerly known as Lamsco West, Inc.).

                          WAIVER PERIOD. The period commencing on the Amendment
                      No. 4 Effective Date and ending on the earliest to occur of (a) September 29, 2000, (b) the occurrence of a Default or Event of Default from and after the Amendment No. 4 Effective Date or (c) any violation or breach of any term,


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                      condition or covenant contained in Amendment No. 4 to
                      Credit Agreement.

                          WAIVER TERMINATION DATE. The last day of the Waiver
                      Period."

                  (b) REVOLVING CREDIT LOANS. Section 2.1(c) of the Credit Agreement is hereby amended and restated in its entirety as set forth below:

                      "(c) REVOLVING CREDIT LOANS. Subject to the terms and
                  conditions set forth in this Agreement, each Revolving Credit Lender severally agrees to lend to the Borrower Revolving Credit Loans in accordance with the provisions hereof. The aggregate principal amount of (i) Revolving Credit Loans of any Revolving Credit Lender at any time (and after giving effect to any requests therefor), PLUS (ii) such Lender's Revolving Credit Commitment Percentage of all Letter of Credit Exposure at such time PLUS (iii) such Lender's Revolving Credit Commitment Percentage of the Excess UK Working Capital Outstandings, shall not exceed the lesser of (y) the Revolving Credit Commitment of such Lender at such time and (z) such Lender's Revolving Credit Commitment Percentage of the Borrowing Base at such time. The Total Revolving Credit Commitment was $25,000,000 as of the Restatement Effective Date and was reduced to $9,387,000 as of the Amendment No. 4 Effective Date, and shall be further reduced pursuant to the terms of ss.4.2(c). Notwithstanding anything to the contrary contained in this Agreement, the sum of the aggregate principal amount of all Revolving Credit Loans plus the Letter of Credit Exposure shall not exceed $0 from September 30, 2000, to and including November 1, 2000 (the "CLEAN UP PERIOD"). Solely for purposes of Section 4.4(a) of the Credit Agreement, the Total Revolving Credit Commitment shall be deemed to be $0 during the Clean Up Period. The Borrower shall not, however, as a result of the provisions of the previous sentence, be required during the Clean-Up Period to terminate or cash-collateralize Letter of Credit No. 50079925 issued by BankBoston, N.A. (n/k/a Fleet National Bank) and in the amount of $387,000 as of the Amendment No. 4 Effective Date. The Borrower will not use proceeds of any Revolving Credit Loans directly or indirectly to fund interest payments on Subordinated Debt which are scheduled, as of the Amendment No. 3 Effective Date, to be paid on October 15, 2000. The Borrower will use proceeds of Revolving Credit Loans solely to pay obligations which are then due and payable by the Borrower and its Domestic Subsidiaries and the payment of which is not prohibited by the Loan Documents."

                  (c) US LOAN REQUESTS. Section 2.3(a) of the Credit Agreement is hereby amended by adding the following sentence at the end of such clause (a), as set forth below:


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                  "During the Waiver Period, the Borrower shall not request any
                  Eurocurrency Rate Loans, or request a conversion of any Base Rate Loans into Eurocurrency Rate Loans."

                  (d) CONVERSION OPTIONS. Section 2.6(a)(iv) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "(iv) no Loan may be converted into a Eurocurrency Rate Loan during the Waiver Period or when any Default or Event of Default has occurred and is continuing;"

                  (e) CONTINUATION OPTIONS. The proviso in Section 2.6(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "PROVIDED, that no Eurocurrency Rate Loan may be continued as such (y) when any Default or Event of Default has occurred and is continuing or (z) during the Waiver Period, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Agent active upon the Borrower's account have actual knowledge or during the Waiver Period."

                  (f) LETTER OF CREDIT EXPOSURE. Section 3.1(a)(a) is hereby amended and restated in its entirety as follows:

                      "(a) the Letter of Credit Exposure shall not exceed
                 $387,000"

                  (g) MANDATORY REDUCTION OF COMMITMENTS. Section 4.2(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                      "(c) (i) From and after the Amendment No. 4 Effective
                  Date, each payment or prepayment of Revolving Credit Loans under this Agreement (whether voluntary or mandatory) shall cause a concurrent permanent reduction in the Total Revolving Credit Commitment in effect on the date of such payment or prepayment, whereupon the Revolving Credit Commitments of each Revolving Credit Lender shall be reduced PRO RATA in accordance with its respective Revolving Credit Commitment Percentage of the amount so reduced. Promptly after such payment or prepayment, the Agent will notify the Lenders with a Revolving Credit Commitment of such reduction. Upon the effective date of any such reduction, the Borrower shall pay to the Agent for the respective accounts of such Lenders the full amount of any Revolving Credit Commitment Fee then accrued on the amount of the reduction. No such reduction of the Revolving Credit Commitment may be reinstated.


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                      (ii) The Revolving Credit Commitment of each Lender with
                  such a Commitment shall terminate on the Revolving Credit Loan Maturity Date."

                  (h) COLLATERAL SECURITY AND GUARANTEE. Sections 6.1, 6.2 and
         6.3 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

                      "6.1. SECURITY OF BORROWER. All the Obligations shall be
                  secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under Applicable Law) in all of the assets of the Borrower (with such exceptions as contemplated by this Agreement or which are acceptable to the Required Lenders), including all Capital Stock of any direct Subsidiary of the Borrower, and all intercompany obligations owing to the Borrower, in each case wherever located and whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which the Borrower is a party.

                      6.2. GUARANTEE AND SECURITY OF GUARANTORS. All Obligations
                  shall also be guaranteed pursuant to the terms of the Guarantee. The Obligations of each Guarantor shall be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under Applicable Law) in all of the assets of such Guarantor (with such exceptions as are contemplated by this Agreement or which are acceptable to the Required Lenders) including all Capital Stock of any direct Subsidiary of any Guarantor, and all intercompany obligations owing to such Guarantor, in each case wherever located and whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which such Guarantor is a party.

                      6.3. SECURITY FOR AND GUARANTEE OF OBLIGATIONS BY UK
                  SUBSIDIARIES. All UK Obligations shall be guaranteed pursuant to the terms of the Deeds of Guarantees and all Obligations shall be guaranteed by the Deeds of Supplemental Guarantee. The Obligations shall be secured by a perfected first priority Lien on and a first fixed and floating charge over (subject only to Permitted Liens on certain assets entitled to priority under Applicable Law) (a) certain assets of the UK Borrower and any other UK Subsidiary, whether now owned or hereafter acquired, to the extent such a fixed and floating charge would not constitute the giving of unlawful financial assistance for the purposes of sections 151 to 158 of the Companies Act 1985 (England); PROVIDED, HOWEVER, that to the extent that the UK Borrower or a UK Subsidiary cannot comply with any of the requirements of this clause (a) due to the applicability of sections 151 to 158 of the Companies Act 1985 (England), the UK Borrower and/or a UK Subsidiary shall


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                  have completed a Whitewash Procedure within ten (10) days
                  after the closing of any Acquisition whereby such assets were acquired and (b) a first priority pledge of, and fixed charge over, all of the Capital Stock of the UK Borrower and any other UK Subsidiary which is now or hereafter owned by any Transaction Party, in each case to the extent contemplated by the Security Documents; PROVIDED, HOWEVER, that notwithstanding anything herein to the contrary, in the case of Acquisitions by the UK Borrower or a UK Subsidiary of the Capital Stock of one or more UK Companies the aggregate purchase price of which does not exceed the Dollar Equivalent of $3,000,000, the Obligations shall not be secured by all Acquired Assets of such UK Companies to the extent that the Borrower or any of its Affiliates would need to undergo a Whitewash Procedure solely in order to provide such Acquired Assets of such UK Companies as security for such Obligations, but instead such Obligations shall be secured solely by the security set forth in clause (c) above with respect to such acquired UK Companies."

                  (i) FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION.
         Section 9.3 of the Credit Agreement is hereby amended as follows:

                      (i) Section 9.3(f) is hereby amended and restated in its
                  entirety as set forth below:

                          "(f) within three (3) Business Days after the end of
                      each calendar week or at such earlier times as the Agent may reasonably request, a Borrowing Base Report setting forth the Borrowing Base as at the end of such calendar week or other date so requested by the Agent;"

                      (ii) by adding the following new Section 9.3(r) at the end of such Section 9.3:

                          "(r) beginning with the week ending August 4, 2000,
                      within three (3) Business Days after the end of each calendar week, a report containing a comparison of the Borrower and its Subsidiaries' projected weekly cash flow to the Borrower's actual cash flow, for the immediately preceding calendar week, reflected on week-by-week and cumulative bases."

                  (j) CASH MANAGEMENT SYSTEM: Section 9.12 of the Credit Agreement is hereby amended by adding the following new language at the end of such Section 9.12:

                      "Notwithstanding anything to the contrary contained in the foregoing provisions of this ss.9.12, and without in any way limiting the generality of any or all of the Agent's and the Lenders' rights under this Agreement (including, without limitation, their rights under


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                  ss.ss.17.1 and 17.2 hereof), each of the Transaction Parties hereby agrees and acknowledges that the Agent shall, without any requirement of notice or demand (other than as set forth in the following proviso) to any of the Transaction Parties, at all times from and after the Amendment No. 4 Effective Date, have set-off rights with respect to the Concentration Account to support the prompt payment of the fees, costs and expenses of the Agent's Special Counsel, the consultants and advisors referred to in ss.17.2(j) and any other costs and expenses of the Agent required to be paid or reimbursed by the Transaction Parties under ss.17.2 of this Agreement or under any other provisions of the Loan Documents; PROVIDED that following any such set-off by the Agent, the Agent shall (i) endeavor to provide prompt notice to the Borrower of the amount of such set-off from the Concentration Account and (ii) provide as soon as reasonably possible, but in any event within three (3) weeks, reasonable documentation supporting such fees, costs and expenses."

                  (k) INTEREST RATE PROTECTION. Section 9.18 of the Credit Agreement is hereby amended and restated in its entirety as set forth below:

                      "9.18. INTEREST RATE PROTECTION. The Borrower will at all
                  times maintain Rate Protection Agreements acceptable to the Agent establishing a fixed or maximum interest rate acceptable to the Agent with respect to an aggregate notional principal amount of Indebtedness equal to at least fifty percent (50%) of the Consolidated Total Funded Debt of the Borrower and its Subsidiaries. Any fixed rate debt instruments (including the Senior Subordinated Notes) issued by the Borrower or any of its Subsidiaries and outstanding as of the Amendment No. 4 Effective Date and permitted hereby shall be deemed Rate Protection Agreements acceptable to the Agent for purposes of the previous sentence, and shall count towards the fifty percent (50%) requirement of such sentence."

                  (l) INDEBTEDNESS. Section 10.1(j) of the Credit Agreement is hereby amended and restated in its entirety as set forth below:

                      "(j)     [Intentionally Omitted];"

                  (m) DISTRIBUTIONS AND RESTRICTED PAYMENTS. Section 10.4(d) of the Credit Agreement is hereby amended and restated in its entirety as set forth below:

                      "(d) From and after July 10, 2000, make any payment to
                  Parent or any Affiliate of the Borrower or Parent of any fees or commissions of any kind, including, without limitation, any consulting fees, management fees, investment banking fees or commissions,


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                  arrangement, placement or syndication fees, or brokers',
                  finders' or other transaction fees or commissions, specifically including, without limitation, any payment or giving of value, directly or indirectly, to or for the benefit of Macluan or under the Management Consulting Agreement."

                  (n) MERGERS, CONSOLIDATIONS AND ACQUISITIONS. Section 10.5(c) of the Credit Agreement is hereby amended and restated in its entirety as set forth below:

                      "(c) a Permitted Acquisition; PROVIDED, that during
                  the Waiver Period the Transaction Parties shall not become a party to, or agree to or effect any Permitted Acquisition;"

                  (o) TRANSACTIONS WITH AFFILIATES. Section 10.11(c) of the Credit Agreement is hereby amended and restated in its entirety as set forth below:

                      "(c)     [Intentionally Omitted];"

                  (p) FINANCIAL COVENANTS. Section 11 of the Credit Agreement is hereby amended by adding the following new Section 11.10 thereto:

                      "11.10 MINIMUM CASH FLOW . The actual cash flow of the
                  Borrower and its Subsidiaries as of the end of any calendar week set forth on SCHEDULE 11.10 hereto, calculated (except for the first week) on a cumulative basis, starting with the week ending on August 4, 2000, to be less than ninety percent (90%) of the projected cash flow of the Borrower and its Subsidiaries, also calculated on such cumulative basis, as reflected in such SCHEDULE 11.10, commencing with the calendar week ending August 4, 2000; PROVIDED, HOWEVER, that to the extent that the amount by which the actual fees and expenses of the Agent's Special Counsel and its consultants in any week exceeds the projected amount set forth in SCHEDULE 11.10 for such week, such excess amount will be excluded for purposes of calculating compliance with the minimum cash flow requirements set forth in this ss.11.10."

                  (q) DISTRIBUTION OF UK COLLATERAL PROCEEDS. Section 14.4 of the Credit Agreement is hereby amended and restated in its entirety as set forth below:

                      "14.4. DISTRIBUTION OF UK COLLATERAL PROCEEDS. In the
                  event that, during the continuance of any Event of Default, the Agent, any Issuer or any Lender, as the case may be, receives any monies constituting proceeds of UK Collateral in connection with the enforcement of any Security Documents, or otherwise with respect to the realization upon any of the UK Collateral, such monies shall be


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                  distributed, to the fullest extent permitted by Applicable
                  Law, for application as follows:

                          (a) FIRST, to the payment of, or (as the case may be)
                      the reimbursement of the Agent and the UK Fronting Lender for or in respect of, all costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent or the UK Fronting Lender in connection with the collection of such monies or in connection with the exercise, protection or enforcement of all or any of the rights, remedies, powers and privileges of the Agent or the UK Fronting Lender under any of the Loan Documents or in support of any provision of adequate indemnity to the Agent or the UK Fronting Lender against any taxes or Liens which by law shall have, or may have, priority over the rights of the Agent to such monies, in each case under this ss.14.4(a), solely to the extent such costs, expenses, disbursements and losses of the Agent or the UK Fronting Lender arise in connection with the Agent's realization upon the UK Collateral;

                          (b) SECOND, to all other UK Obligations in such order
                      or preference as the Required UK Acquisition Loan Lenders may determine; PROVIDED, HOWEVER, that UK Obligations owing to the UK Fronting Lender and the Acquisition Loan Lenders with respect to each type of UK Obligation such as interest, principal and fees, shall be made to the UK Fronting Lender and the Acquisition Loan Lenders pro rata in accordance with ss.2.4(b)(iii)(C); and provided, further, that the Agent may in its discretion make proper allowance to take into account any UK Obligations not then due and payable;

                          (c) THIRD, as may be required pursuant to ss.14.5 of
                      this Agreement, as if such proceeds were proceeds of Collateral (other than UK Collateral);

                          (d) FOURTH, as may be required pursuant to Applicable
                      Law; and

                          (e) FIFTH, the excess, if any, shall be returned to
                      the UK Borrower or to such other Persons as are entitled thereto."

                  (r) SCHEDULES TO CREDIT AGREEMENT.

                      (i) SCHEDULE 1 to the Credit Agreement is hereby amended
                  and restated in its entirety to read as set forth on SCHEDULE 1 hereto.


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                      (ii) The Credit Agreement is hereby amended by adding a
                  new SCHEDULE 11.10 (Weekly Cash Flow Projections) as attached hereto.

         SECTION 4. TRANSACTION PARTY COVENANTS. Each of the Transaction Parties covenants and agrees with the Agent and the Lenders that:

         (a) BORROWER SALES. During the Waiver Period:

             (i) In light of the fact that the Borrower has proposed to the Agent and the Lenders a plan under which it would undertake the sales of certain businesses and properties in order to repay the Obligations to the Lenders, in full in cash and in order to consummate its plan, the Borrower, and the other Transaction Parties, will use all commercially reasonable efforts to undertake and effectuate the consummation of the sales of each of the following assets of the Borrower and/or its Subsidiaries: (A) the sale of Trim and each of the UK Subsidiaries; (B) the sale of Pacific Hills; and (C) the sales of other properties, assets or businesses as may be necessary or appropriate to achieve its plan (the sales and transactions contemplated by the foregoing clauses (A) through (C) are collectively referred to as the "SALES").

             (ii) In connection with the Sales, during the Waiver Period the Transaction Parties will:

                  (A) provide the Agent with all materials, offers, proposals and responses delivered or received by the Borrower or a Subsidiary in connection with any or all of the Sales within one (1) Business Day of the delivery or receipt thereof by the Borrower or such Subsidiary;

                  (B) cause its investment banker, Donaldson, Lufkin & Jenrette
             ("DLJ"), to (x) provide a weekly telephonic status report with the Agent and the Lenders during which report DLJ will set forth, in reasonable detail, the activities undertaken by the Borrower during the calendar week covered by such report (which report shall be delivered within three (3) Business Days after the end of each calendar week and shall be in form and substance satisfactory to the Agent), (y) provide information to the Agent and meet or confer with the Agent on the status of DLJ's efforts in connection with the Sales and the status of the sale process, in each case, whenever reasonably requested by the Agent, and (z) confirm its agreement to these arrangements in writing to the Agent (the "DLJ LETTER").

             (iii) the Transaction Parties will instruct its counsel, Morgan, Lewis & Bockius, to deliver to the Agent, on or before August 31, 2000, a favorable legal opinion addressed to the Agent and the Lenders. Such legal opinion shall include an opinion that all of the Sales contemplated by the Transaction Parties (both individually and collectively) may be effected without resulting in any breach or contravention of any material contract, agreement, or arrangement to which any of the Transaction Parties is a party (other than the Loan Documents), including, without limitation, under any Subordinated Debt Document, and which opinion shall be otherwise in form, scope and substance satisfactory to the Agent and the Agent's Special Counsel.

Notwithstanding the foregoing provisions of clauses (i), (ii) and (iii), nothing contained in this Section 4(a) shall be deemed to constitute a waiver of any requirements that the Borrower or a Subsidiary obtain the prior consent of the Lenders and the Agent for any such Sale pursuant to the terms and conditions of the Credit Agreement.

         (b) BORROWER BUSINESS PLAN. On or before September 8, 2000, the Borrower shall prepare and deliver to the Agent and the Lenders a detailed business plan, covering the period from September 8, 2000 to December 31, 2001, and such plan shall be in form and substance reasonably satisfactory to the Agent.

         (c) BORROWER REPAYMENT PLAN. During the Waiver Period, the Transaction Parties will use all commercially reasonable efforts to develop and implement a comprehensive approach and plan to effectuate the payment of the Loans and all other Obligations, down to an aggregate outstanding principal amount not to exceed $20,000,000, by not later than January 31, 2001, with the plan to include the payment in full of the remaining balance of the Loans upon terms to be mutually agreed to between the Borrowers and the Lenders, which plan shall be in form and substance reasonably satisfactory to the Agent (the "PLAN"). The Plan shall be in writing and shall contain, at least, the proposed transaction timelines for each of the Sales, the levels of gross and net consideration anticipated to be received in connection with each of the Sales, and a detailed explanation of the method for presenting the asset or business involved and attempting to obtain the highest possible value in connection with each Sale. The scope and content of the Plan shall be reviewed by DLJ, which shall review and concur with the statements and conclusions contained therein. The Borrower shall deliver the Plan to the Agent by not later than September 8, 2000.

         (d) APPRAISAL. The Transaction Parties will provide full cooperation and assistance to the Agent and its representatives and agents to enable them to perform an appraisal of the property, plant, machinery and equipment of the Transaction Parties. Such appraisal shall be conducted and made at the expense of the Borrower.

         (e) PERIODIC AGENT MEETINGS. The Transaction Parties will, during the Waiver Period, participate in in-person or telephonic meetings (a) with the Agent, on a schedule established by, and as reasonably requested by, the Agent; PROVIDED that such meetings shall occur not less frequently than once every two weeks and (b) with the Agent and the Lenders on a monthly basis and at such other times as reasonably requested by the Agent.

         SECTION 5. REPRESENTATIONS AND WARRANTIES. Each of the undersigned Transaction Parties hereby represents and warrants to the Agent and the Lenders that:

                  (a) Set forth in

                      (i) paragraphs 5, 6, 7 and 8 on SCHEDULE A hereto are an
                  accurate and complete list of all financial covenant defaults constituting Events of Default that have occurred and are continuing under the Credit Agreement as of the date hereof;

                      (ii) paragraphs 3 and 4 on SCHEDULE A hereto are an
                  accurate and complete list of all covenant defaults relating to the establishment of bank accounts and compliance with the use of specified cash management systems which constitute Defaults and/or Events of Default that have occurred and are continuing under the Credit Agreement as of the date hereof;

                      (iii) paragraph 9 on SCHEDULE A hereto is an accurate
                  description of the covenant default relating to the Borrower's maintenance of Interest Rate Protection Agreements which constitutes a Default and/or Event of Default that has occurred and is continuing under the Credit Agreement as of the date hereof; and

                      (iv) paragraphs 1 and 2 on SCHEDULE A hereto are an
                  accurate and complete list of any and all Defaults and/or Events of Default that the Agent and the Lenders have determined and have so advised the Borrower (though the Borrower disagrees with the analysis of the Agent and the Lenders) have occurred and are continuing under the Credit Agreement and the other Loan Documents as of the date hereof

         (such Defaults and/or Events of Default described and acknowledged in clauses (i) and (ii) above, collectively, the "SPECIFIED DEFAULTS").

                  (b) This Agreement has been duly executed and delivered by such Transaction Party. The execution and delivery by such Transaction Party of this Agreement has been duly authorized by proper proceedings by such Transaction Party, and this Agreement constitutes the legal, valid and binding obligation of such Transaction Party, enforceable against such Transactions Party in accordance with its terms.

                  (c) The execution and delivery by such Transaction Party of this Agreement and the performance by such Transaction Party of this Agreement and the Credit Agreement, as amended hereby (i) are within the corporate or other legal authority of such Person, (ii) have been duly authorized by all necessary corporate or other proceedings and
         (iii) do not and will not conflict with or result in any breach or contravention of any Applicable Law or any Contractual Obligation or Governing Document of any of the Transaction Parties.

                  (d) After giving effect to this Agreement, each of the representations and warranties of each of the Transaction Parties contained in the Loan Documents or in any Instrument delivered pursuant to or in connection with the Credit Agreement was true in all respects as of the date as of which it was made and is true in all respects on the date hereof (except to the extent that such representations and warranties relate expressly to an earlier date).

                  (e) All outstanding Obligations (i) constitute "Senior Debt" (or corresponding alternative terms) under the Subordinated Debt Documents and "Designated Senior Debt" under and for all purposes of each of the Senior Subordinated Indenture and 1999 Senior Subordinated Indenture, and (ii) are permitted by all Subordinated Debt Documents.

                  (f) After giving effect to this Agreement, no Default or Event of Default has occurred and is continuing.

                  (g) All of the Borrowers' obligations and liabilities to the Agents and the Lenders, as evidenced by or otherwise arising under the Credit Agreement or any of the other Loan Documents, are hereby ratified and confirmed in all respects.

                  (h) All of the Guarantors' obligations and liabilities to the Agents and the Lenders, as evidenced by or otherwise arising under the Credit Agreement or any of the other Loan Documents, are hereby ratified and confirmed in all respects.

         SECTION 6. CONDITIONS TO EFFECTIVENESS. This Agreement shall become effective if, and only if, on or before September 1, 2000, each of the following conditions precedent shall have been satisfied:

                  (a) EXECUTION AND DELIVERY OF DOCUMENTS. The Agent shall have received:

                      (i) duly executed counterparts of this Agreement which,
                  when taken together, bear the authorized signatures of each of the Transaction Parties and the Required Lenders; and

                      (ii) from each UK Subsidiary a duly executed consent and
                  affirmation in the form of EXHIBIT 6(a)(II) hereto as to the full force and effect of the UK Security Documents as of and after giving effect to this Agreement and the other transactions contemplated hereby.

                  (b) TRANSFER OF SUBORDINATED DEBT. The Borrower shall have completed the transfer to the Agent of $36,000,000 in face value of the Senior Subordinated Notes that were acquired by the Borrower in connection with the settlement of the Lamsco Litigation, so that the Agent (or its agents or representatives) has and may maintain possession of such Collateral.

                  (c) AMENDMENT FEE. The Borrower shall have paid to the Agent, for the account of each Lender that executes and delivers this Agreement to the Agent on or prior to 12:00 Noon, Boston Time, August 30, 2000, a non-refundable amendment fee equal to .50% of the sum of such Lender's outstanding (i) Revolving Credit Loans, (ii) Acquisition Loans, (iii) U.K. Acquisition Loans, (iv) Term Loans A and (v) Term Loans B.

                  (d) FEES AND EXPENSES. The Borrower shall have paid or reimbursed the Agent for (i) all of the fees and disbursements of (A) Bingham Dana LLP, the Agent's Special Counsel, which shall have been incurred by the Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and the implementation of the transactions contemplated thereby, or which otherwise are required to be paid under the Credit Agreement, and (B) The Recovery Group, the Agent's advisor and consultant, which are required to be paid under the Credit Agreement, and (ii) all other accrued and unpaid Fees and all other fees, costs and expenses arising under the Loan Documents which are required to be paid by the Borrower under the Credit Agreement.

                  (e) LEGAL OPINION. The Agent shall have received from Morgan, Lewis & Bockius, counsel to the Transaction Parties, a favorable legal opinion addressed to the Agent and the Lenders, dated as of the Effective Date and in form, scope and substance satisfactory to the Agent. The Transaction Parties shall have instructed such counsel to deliver such opinion to the Agent.

                  (f) OFFICER'S CERTIFICATE. The Agent shall have received a certificate, dated the Effective Date, signed by the chief financial officer of the Borrower, and in form and substance satisfactory to the Agent, stating that all outstanding Obligations (i) constitute "Senior Debt" (or corresponding alternative terms) under the Subordinated Debt Documents and "Designated Senior Debt" under and for all purposes of each of the Senior Subordinated Indenture and 1999 Senior Subordinated Indenture, and (ii) all outstanding Obligations are permitted by all Subordinated Debt Documents. Such certificate shall include or shall have attached thereto calculations in form, substance and detail satisfactory to the Agent demonstrating the correctness of the statements made in such certificate.

                  (g) CERTIFIED COPIES OF CHARTER DOCUMENTS. The Agent shall have received from each of the Transaction Parties a certificate of a duly authorized officer of such Person, dated as of the Effective Date, certifying that no amendments to its Governing Documents have occurred since the Restatement Effective Date. Such certificate shall be in form and substance reasonably satisfactory to the Agent.

                  (h) PROOF OF CORPORATE ACTION. The Agent shall have received from each of the Transaction Parties copies, certified by a duly authorized officer of such Person to be true and complete on and as of the Effective Date, of the records of all corporate action taken by such Person to authorize (i) such Person's execution and delivery of this Agreement, and (ii) such Person's performance of all of its agreements and obligations under this Agreement and the Credit Agreement, as amended hereby. Such certified copies shall be in form and substance reasonably satisfactory to the Agent.

                  (i) INCUMBENCY CERTIFICATE. The Agent shall have received incumbency certificates, dated the Effective Date, signed respectively by a duly authorized officer of each of the Transaction Parties, and giving the name and bearing a specimen signature of each individual who shall be authorized (x) to sign, in the name and on behalf of such Person this Agreement, and (y) to give notices and to take other action on behalf of such Person, under this Agreement. Such certified copies or certificate shall be in form and substance reasonably satisfactory to the Agent.

                  (j) CLOSING CERTIFICATE. The Agent shall have received a certificate, dated the Effective Date, signed by the Chief Financial Officer of the Borrower, to the effect that (i) each of the representations and warranties of the Transaction Parties contained in
         Section 5 hereof are true and correct as of the Effective Date, (ii) no Default or Event of Default exists on the Effective Date (after giving effect to this Agreement) and (iii) the Borrower is in compliance with all financial covenants contained in the Credit Agreement (excluding those covenants that give rise to Existing Defaults).

                  (k) CASH FLOW PROJECTIONS. The Agent shall have received and reviewed and be satisfied with the weekly cash flow projections of the Borrower and its Subsidiaries, for the period from the week ending August 4, 2000 through the Waiver Termination Date, such weekly cash flow projections being attached as SCHEDULE 11.10 to the Credit Agreement, as amended hereby.

                  (l) SALES PROJECTIONS. The Agent shall have received and reviewed and be satisfied with the weekly sales projections of the Borrower and its Subsidiaries, for the period from the week ending August 4, 2000 through the Waiver Termination Date.

                  (m) REPRESENTATIONS AND WARRANTIES. The Agent shall be satisfied that the representations and warranties set forth in Section 5 hereof are true and correct on and as of the Effective Date.

                  (n) CERTAIN DISCLOSURES AND DELIVERIES. The Borrower shall have (i) disclosed to the Agent all information reasonably requested by the Agent, including, without limitation, the management compensation and retention arrangements entered into with the officers and/or employees of any of the Transaction Parties and (ii) delivered, or caused the delivery of, the DLJ Letter as provided in the above Section 4(a)(ii)(B).

         The first date as of which all of the foregoing conditions precedents shall be satisfied is referred to in this Agreement as the "EFFECTIVE DATE," which is also the Amendment No. 4 Effective Date.

         SECTION 7. NO PRESENT CLAIMS. Each of the Transaction Parties acknowledges and agrees that: (a) none of the Transaction Parties or any of their affiliates has any claim or cause of action against any of the Lenders or the Agents (or any of their directors, officers, employees, attorneys or agents); (b) none of the Transaction Parties or any of their affiliates has offset rights, counterclaims or defenses of any kind against any of their obligations, indebtedness or liabilities to the Lenders or the Agents; and (c) the Lenders and the Agents have heretofore properly performed and satisfied in a timely manner all of their obligations to the Transaction Parties. The Lenders and the Agents wish (and the Transaction Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would, could or might impair or otherwise adversely affect any of the rights, interests, contracts, collateral security or remedies of the Lenders or the Agents. Accordingly, each of the Transaction Parties, on its own behalf and on behalf of each of its respective successors and assigns, hereby waives, releases and discharges the Lenders and the Agents, and each of them, and all of their respective directors, officers, employees, attorneys and agents, from any and all claims, demands, actions or causes of action arising out of or in any way relating to the Loan Documents and any documents, instruments, agreements (including, without limitation, this Agreement), dealings or other matters connected with the Loan Documents, including, without limitation, all known and unknown matters, claims, transactions or things occurring on or prior to the date of this Agreement related to the Loan Documents. The waivers, releases, and discharges in this paragraph shall be effective with respect to such past claims, demands, actions or causes of action, regardless of any other event that may occur or not occur on or after the date hereof; PROVIDED that nothing contained herein shall be deemed to be a release of any future claim, demand, action or cause of action which arises as a result of future acts or omissions on the part of the Agent or any Lender.

         SECTION 8. NO WAIVER; RATIFICATION OF OBLIGATIONS. Except as expressly provided herein, this Agreement shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Agent or the Lenders under the Credit Agreement or the other Loan Documents, nor alter, modify, amend or in any way affect any of the obligations or covenants contained in the Credit Agreement or any of the other Loan Documents, including the Obligations and all of the obligations of the Guarantors under the Guarantee, all of which are ratified and confirmed in all respects and shall continue in full force and effect. The Transaction Parties acknowledge and agree that, although certain discussions respecting possible other arrangements, possible waivers or possible amendments might take place involving the Agent and the Lenders, there is absolutely no assurance that such discussions, if any, will result in the granting of any accommodation of any kind by the Agent or the Lenders. Accordingly, each of the Transaction Parties agrees that it will not rely upon or act in any manner that is dependent upon any possible future discussions or their outcome.

         SECTION 9. CONFIRMATION OF LOANS. The Borrower and the other Transaction Parties hereby acknowledge and agree that as of July 31, 2000, (a) UK Acquisition Loans were in the aggregate principal amount of (pound)10,507,173.61, and (b) all Loans (other than UK Acquisition Loans) were in the aggregate principal amount of $73,167,261.99 comprised of principal in the following amounts for the facility indicated: (i) $9,000,000 of Revolving Credit Loans, (ii) Letter of Credit Exposure of $387,000, (iii) $864,787.90 of Acquisition Loans, (iv) $24,970,750.54 of Term Loans A and (v) $38,331,723.55 of Term Loans B.

         SECTION 10. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 11. MISCELLANEOUS. From and after the date hereof, this Agreement shall be a Loan Document for all purposes of the Credit Agreement and the other Loan Documents and each reference to Loan Documents in the Credit Agreement and the other Loan Documents shall be deemed to include this Agreement. This Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. Delivery of an executed counterpart of a signature page by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.


             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the date first above written.

                                       Very truly yours,


                           BORROWER:   COMPASS AEROSPACE CORPORATION



                                       By:
                                           -------------------------------------
                                              Name:
                                              Title:


                         UK BORROWER:  COMPASS AEROSPACE LIMITED



                                       By:
                                           -------------------------------------
                                              Name:
                                              Title:

                           GUARANTORS: AEROMIL ENGINEERING     COMPANY
                                       WESTERN METHODS
                                          MACHINERY CORPORATION
                                       BARNES MACHINE
                                          INCORPORATED
                                       BRITTAIN MACHINE, INC.
                                       WICHITA MANUFACTURING,
                                          INC.,
                                       SEA-LECT PRODUCTS, INC.,
                                       PACIFIC HILLS
                                          MANUFACTURING CO.




                                       By:
                                           -------------------------------------
                                              Name:
                                              Title:

Agreed to and Accepted By:

FLEET NATIONAL BANK (f/k/a BankBoston, N.A.), as Lender, as
     Agent and as Issuing Bank



By: __________________________________
        Name:
        Title:



BANKBOSTON, N.A. (London Branch),
    as Lender and UK Fronting Lender



By: __________________________________
        Name:
        Title:



GENERAL ELECTRIC CAPITAL
CORPORATION, as Lender



By:________________________________
         Name:
         Title:



ROYAL BANK OF CANADA, as Lender



By:________________________________
         Name:
         Title:

BANK OF AMERICA, N.A. (f/k/a NationsBank, N.A.), as Lender



By:________________________________
         Name:
         Title:



PARIBAS, as Lender



By:________________________________
         Name:
         Title:



By:________________________________
         Name:
         Title:



WESTERN FINANCIAL BANK, as Lender



By:________________________________
         Name:
         Title:



HELLER FINANCIAL, INC., as Lender



By:________________________________
         Name:
         Title:

CYPRESSTREE INVESTMENT FUND,
LLC, as Lender
By:  CypressTree Investment Management
Company Inc., its Managing Member



By:________________________________
         Name:
         Title:



CYPRESSTREE INSTITUTIONAL
FUND, LLC, as Lender
By:  CypressTree Investment Management
Company Inc., its Managing Member



By:________________________________
         Name:
         Title:



KZH CYPRESSTREE-1 LLC, as Lender



By:________________________________
         Name:
         Title:



FIRST SOURCE FINANCIAL LLP, as Lender
By:  First Source Financial, Inc.,
its Agent/Manager



By:________________________________
         Name:
         Title:

SRV-HIGHLAND, INC. , as Lender



By:________________________________
         Name:
         Title:



CYPRESSTREE INVESTMENT
PARTNERS I, LTD., as Lender
By:  CypressTree Investment Management
Company Inc., as Portfolio Manager



By:________________________________
         Name:
         Title:



CYPRESSTREE INVESTMENT
PARTNERS II, LTD., as Lender
By:  CypressTree Investment Management
Company Inc., as Portfolio Manager



By:________________________________
         Name:
         Title:


FIRST ALLMERICA FINANCIAL
LIFE INSURANCE COMPANY, as Lender

By: CypressTree Investment Management
Company Inc., as Attorney-in-Fact and as
Portfolio Manager


By:________________________________
         Name:
         Title: